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                                 FULBRIGHT & JAWORSKI
                                        L.L.P.
                  A Registered Limited Liability Partnership       Houston
                           1301 McKinney, Suite 5100            Washington, D.C.
                           Houston, Texas  77010-3095              Austin
Telephone: 713/651-5151                                         San Antonio
    Telex: 76-2829                                                 Dallas
Facsimile: 713/651-5246                                           New York
                                                                Los Angeles
                                                                  London
                                                                 Hong Kong

                                     May 10, 1996



UroCor, Inc.
800 Research Parkway
Oklahoma City, Oklahoma 73104

Ladies and Gentlemen:

         We refer to the Registration Statement on Form S-1 (Registration No. 333-3182), as amended (the "Registration Statement"), filed by UroCor, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, relating to the offer by the Company of 2,800,000 shares of the Company's Common Stock, $.01 par value per share (the "Common Stock"), and up to 420,000 shares of Common Stock, which may be sold in the event the underwriters for the offering elect to exercise their over-allotment option.

         As counsel to the Company, we have examined such corporate records, documents and questions of law as we have deemed necessary or appropriate for the purposes of this opinion. In such examinations, we have assumed the genuineness of signatures and the conformity to the originals of the documents supplied to us as copies. As to various questions of fact material to this opinion, we have relied upon statements and certificates of officers and representatives of the Company. Upon the basis of such examination, we advise you that in our opinion the shares of Common Stock to be offered by the Company have been duly and validly authorized and, when sold in accordance with the terms agreed upon in the underwriting agreement, will be legally issued, fully paid and nonassessable.

         We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus contained therein. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act of 1933.

                                            Very truly yours,

                                            /S/Fulbright & Jaworski L.L.P.

                                            Fulbright & Jaworski L.L.P.